                                                                    Exhibit 10.2


                         [MCW. TODMAN & CO. LETTERHEAD]


Our Ref: MC 69/97

Your Ref:  MC/TB/110198                                        February 10, 2003

Messrs. Grant Thornton
13th Floor Gloucester Tower
11 Pedder Street
Central Hong Kong

Attn: Mr. Tim Borzell

Dear Sirs:

We refer to your email to Mr. Jackie Wah of Nam Tai Electronics, Inc. of February 8, 2003.

You are aware that on January 21, 2003, the High Court in the British Virgin Islands delivered its decision on the application filed by the Liquidator of Tele-Art Inc. on February 4, 1999 and made the following Orders: (i) that all company property withheld by the Nam Tai either before or during the winding up is wrongful and should be handed over to the Company in liquidation; (ii) that the redemption and set off of dividends of the 138,500 Tele-Art Shares be set aside and that those shares be handed over to the Company in liquidation; (iii) that Nam Tai should pay costs in the sum of $15,000 to the Company in liquidation.

On February 4, 2003, Nam Tai filed an application for leave to appeal against the Order. Included in the application is the draft Notice of Appeal against the Order which specifies 8 grounds of appeal. A copy of this draft Notice of Appeal is attached hereto.

The essence of the grounds of appeal is that Nam Tai is of the view that the High Court Judge did not properly consider the evidence and submissions made before her.

Firstly the Judge seems to have started on the premise that Nam Tai was seeking to enforce its position as a secured creditor by virtue of a charging Order by the Court. On the contrary this charging Order had been discharged by the court since 1997 and Nam Tai was asserting its rights under the equitable charge created by the lien over the shares for the indebtedness of Tele-Art as a shareholder.

The second and third grounds of appeal deal with the fact that Bank of China stated that it is a secured creditor by virtue of share charges entered by Tele-Art and Robert Yuen. However, Bank of China has never confirmed the extent of its debt to the Court and the purported statement that was referred to in the evidence during the hearing was not admitted into evidence. Additionally Bank of China has not proven that the share charges are valid in accordance with their proper law i.e. the law of Hong Kong. In the absence of such proof, the Court should not have accepted that Bank of China is a secured creditor with priority over Nam Tai's equitable charge.

The fourth and fifth grounds of appeal assume that Bank of China's charge is valid according to the laws of Hong Kong and that there is a debt due to the Bank from Tele-Art. Under the laws of the BVI, the status of a charge over shares may be legal or equitable. If legal, the charge prevails over all other charges, save those of which the chargee had notice at the time of the creation of the legal charge. In order to create a legal charge over shares, the chargee must have himself registered in the register of members of the company. Bank of China did not do so. Therefore our submission is that the charge could at best be no more than an equitable charge and therefore subject to all prior equitable charges such as that arising under the lien in the Articles of Association. Further we will submit that as an equitable chargee, Bank of China could be in no better position than Tele-Art in respect of alterations in the Articles of Association which constitute a contract between the shareholders and the company. Therefore Bank of China would be bound by the alterations made to the Articles of Association in 1998.

Ground six of the grounds of appeal deal with the acceptance and consideration by the Judge of a statement appearing in the skeleton submissions of Nam Tai's Counsel in 1998 that Bank of China has a secured charge and Nam Tai is unsecured. In our view, that statement was taken out of context as the priority of charges was not in issue in that application.

The final ground of appeal deals with the refusal of the Judge to apply the doctrine of marshalling in the circumstances. This doctrine allows the court to compel a secured creditor who has security for his debt over more than one asset that is sufficient to satisfy his debt to apply those assets that do not also constitute security for another creditor so that both creditors may be able to have their debts satisfied. Bank of China states that it has security over real property as well as the shares whereas Nam Tai's lien extends only to the shares. In the circumstances, Nam Tai should be allowed to exercise its security over the shares and Bank of China should exercise its security over the real property.

We trust that this clarifies our position in the matter.

Yours sincerely,


/s/ McW. Todman & Co.
McW. TODMAN & CO.